FOR  IMMEDIATE RELEASE
Wednesday, May 17, 2000

                      CALPROP REPORTS FIRST QUARTER RESULTS

                      Company Reports $573,085 Loss in First Quarter

Marina Del Rey, CA, May 17, 2000 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three month period ended March 31, 2000, today reported that it has incurred a net loss from operations for the three month period ended March 31, 2000.

      "For the three month period ended March 31, 2000, Calprop recognized a net loss of $(573,085). As a result of continued robust sales in our Northern California and Colorado markets, our backlog increased to 158 units, $46,350,000, up 41.5% from 145 units, $32,750,000, a year ago. Presently,
Calprop is developing ten projects as compared to ten projects at this time a year ago. Both the backlog and projects under development are the basis for anticipated profitability," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

      For the first quarter, Calprop's revenues were $7.6 million, a decrease of $199,496 or 2.6% from $7.8 million of revenues in the first quarter a year ago. A loss from development operations was $(322,839) for the first quarter compared to income of $736,453 in the same quarter a year ago. A net loss for the first quarter of 2000 was $(573,085) or $(0.06) per share on 10,291,673 weighted average shares and common stock equivalents, compared with a net income of $328,193, or $0.03 per share on 10,582,745 weighted average shares and common stock equivalents, in the same quarter a year ago. The reduction in results were primarily driven by a reduction in construction gross margin, $500,000 in recognized warranty costs, $153,935 loss on the sale of land, and an increase of $276,445 in general and administrative expenses from the same period in the previous year.

      Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California and Colorado. The Company's common stock is traded on the OTCBB under the symbol CLPO.OB.

      For additional information:
      contact:                                  Mark F. Spiro, clpo.com
      email:                                    markspiro@mindspring.com

                                 (Tables Follow)


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

                               CALPROP CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                   (Unaudited)


                                                  March 31,
                                                    2000           December 31,
                                                 (Unaudited)           1999
                                                 ------------       -----------

Real estate development                           $86,005,858       $79,070,791

Other assets:
  Cash and cash equivalents                           953,862         1,405,663
  Prepaid expenses                                     69,454            84,219
  Deferred and other assets                         6,500,000         6,500,000
  Other assets                                        798,227           756,970
                                                  -----------       -----------
     Total other assets                             8,321,543         8,746,852
                                                  -----------       -----------
     Total assets                                 $94,327,401       $87,817,643
                                                  ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Trust deeds and notes payable                     $55,106,332       $48,216,139
Related party notes                                24,194,797        24,860,032
                                                  -----------       -----------
     Total trust deeds and notes payable           79,301,129        73,076,171
Accounts payable and accrued liabilities            7,368,062         6,391,621
Warranty reserves                                     473,591           358,287
                                                  -----------       -----------
     Total liabilities                             87,142,782        79,826,079
                                                  -----------       -----------
Minority interest                                          --           228,191

Stockholders' equity:

Common stock, no par value Authorized -
 20,000,000 shares Issued and outstanding -
10,290,535 and 10,293,735 shares at March
31, 2000 and December 31, 1999, respectively       10,290,535        10,293,735
  Additional paid-in capital                       25,849,961        25,849,961
  Deferred Compensation                              (167,127)         (170,327)
  Stock Purchase Loans                               (502,603)         (496,934)
  Accumulated deficit                             (28,286,147)      (27,713,062)
                                                  -----------       -----------

     Total stockholders' equity                     7,184,619         7,763,373
                                                  -----------       -----------

     Total liabilities and stockholders equity    $94,327,401       $87,817,643
                                                  ===========       ===========


                                    - more -


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                               CALPROP CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                        Three Months Ended
                                                            March 31,
                                                   -----------------------------
                                                       2000              1999
                                                   ------------     ------------
Development operations:
  Real estate sales                                $  7,583,363     $  7,782,859
  Cost of real estate sales                           7,906,202        7,046,406
                                                   ------------     ------------
Income (loss) from development operations              (322,839)         736,453

Other income                                             38,051           25,203
                                                   ------------     ------------

Other expenses:
  General and administrative expenses                   636,005          359,560
  Interest expense                                       16,762            8,016
                                                   ------------     ------------
Total other expenses                                    652,767          367,576
                                                   ------------     ------------

                                                   ------------     ------------
Minority interests                                     (226,393)          65,887
                                                   ------------     ------------
(Loss) income before benefit for income taxes          (711,162)         328,193
Benefit for income taxes                                138,077               --
                                                   ------------     ------------
Net (loss) income                                  ($   573,085)    $    328,193
                                                   ============     ============
Basic and diluted net loss per share                     $(0.06)           $0.03
                                                   ============     ============

Weighted average number of common shares
  and common stock equivalents adjusted for
  stock dividends                                    10,291,673       10,582,745

Units
     Single family homes                                     33               33
     Townhomes                                               --               --
                                                   ------------     ------------
Total                                                        33               33

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